EXHIBIT 99.1

EARNINGS RELEASE

For Immediate Release

Analyst Inquiries:                                                      Media Inquiries:
Mike Eliason                                                          Gene Rodriguez Miller
(317) 249-4559                                                           (317) 343-5243
mike.eliason@karglobal.com                  gene.rodriguez@karglobal.com

KAR Auction Services, Inc. Reports Third Quarter 2019 Financial Results
KAR Announces Dividend of $0.19 per Common Share

Carmel, IN, November 5, 2019 — KAR Auction Services, Inc. (NYSE: KAR), today reported its third quarter financial results for the period ended September 30, 2019. For the third quarter of 2019, the company reported revenue from continuing operations of $701.9 million as compared with revenue from continuing operations of $612.4 million for the third quarter of 2018, an increase of 15%. Net income from continuing operations for the third quarter of 2019 increased 11% to $34.4 million, or $0.26 per diluted share, as compared with net income from continuing operations of $30.9 million, or $0.23 per diluted share, in the third quarter of 2018. Adjusted EBITDA from continuing operations for the quarter ended September 30, 2019 increased 2% to $129.2 million, as compared with Adjusted EBITDA from continuing operations of $126.4 million for the quarter ended September 30, 2018. Operating adjusted net income from continuing operations per diluted share increased 9% to $0.35 for the quarter ended September 30, 2019, as compared with operating adjusted net income from continuing operations per diluted share of $0.32 for the quarter ended September 30, 2018. Included in the company's consolidated results were operating losses from TradeRev of $18.8 million and $14.8 million for the three months ended September 30, 2019 and 2018, respectively.

For the nine months ended September 30, 2019, the company reported revenue from continuing operations of $2,110.6 million as compared with revenue from continuing operations of $1,849.0 million for the nine months ended September 30, 2018, an increase of 14%. Net income from continuing operations for the nine months ended September 30, 2019 decreased 25% to $77.1 million, or $0.58 per diluted share, as compared with net income from continuing operations of $102.5 million, or $0.76 per diluted share, in the first nine months of 2018. Adjusted EBITDA from continuing operations for the nine months ended September 30, 2019 decreased 2% to $388.0 million, as compared with Adjusted EBITDA from continuing operations of $394.7 million for the nine months ended September 30, 2018. Operating adjusted net income from continuing operations per diluted share decreased 19% to $0.85 for the nine months ended September 30, 2019, as compared with operating adjusted net income from continuing operations per diluted share of $1.05 for the nine months ended September 30, 2018. Included in the company's consolidated results were operating losses from TradeRev of $51.6 million and $37.3 million for the nine months ended September 30, 2019 and 2018, respectively.

“Though we experienced growth across our businesses in the third quarter, volume and margin pressures drove consolidated results lower than we anticipated,” said Jim Hallett, chairman and CEO of KAR. “We are focused on stabilizing our cost structure and performance to drive sustainable growth and deliver long-term shareholder value.”

2019 Outlook

KAR has updated its outlook as noted below.

(in millions, except per share amounts)	Annual Guidance

Net income from continuing operations	$101.8 - $115.8
Income tax expense	$39.0 - $45.0
Interest expense, net of interest income	$187
Depreciation and amortization	$185
EBITDA	$512.8 - $532.8
Adjusted EBITDA addbacks, net	($2.8)
Adjusted EBITDA	$510 - $530
Capital expenditures	$160
Cash taxes	$50
Cash interest on corporate debt	$110
Effective tax rate	28%
Net income from continuing operations per share - diluted	$0.77 - $0.87
Operating adjusted net income per share	$1.12 - $1.22
Weighted average diluted shares	133

Earnings guidance does not contemplate future items such as business development activities, strategic developments (such as restructurings, spin-offs or dispositions of assets or investments), gains/losses associated with step acquisitions, contingent purchase price adjustments, significant expenses related to litigation and changes in applicable laws and regulations (including significant accounting and tax matters). The timing and amounts of these items are highly variable, difficult to predict, and of a potential size that could have a substantial impact on the company’s reported results for any given period. Prospective quantification of these items is generally not practicable. Forward-looking non-GAAP guidance excludes amortization expense associated with acquired intangible assets, as well as one-time charges, net of taxes. See reconciliations of the company's guidance on pages 8 and 9.

Dividend Announcement
The company announced a cash dividend today of $0.19 per share on the company’s common stock. The dividend is payable on January 3, 2020, to stockholders of record as of the close of business on December 20, 2019.

Earnings Conference Call Information
KAR will be hosting an earnings conference call and webcast on Wednesday, November 6, 2019 at 11:00 a.m. EST (10:00 a.m. CST). The call will be hosted by KAR's Chief Executive Officer and Chairman of the Board, Jim Hallett, and Executive Vice President and Chief Financial Officer, Eric Loughmiller. The conference call may be accessed by calling 1-844-778-4145 and entering participant passcode 4918547, while the live web cast will be available at the investors section of www.karglobal.com. Supplemental financial information for KAR’s third quarter 2019 results is available at the investors section of www.karglobal.com.

A replay of the call will be available for two weeks via telephone starting approximately 30 minutes after the completion of the call. The replay may be accessed by calling 1-855-859-2056 and entering passcode 4918547. The archive of the web cast will also be available following the call and will be available at the investors section of www.karglobal.com for a limited time.

About KAR
KAR Auction Services, Inc. (NYSE: KAR), known as KAR Global, provides sellers and buyers across the global wholesale used vehicle industry with innovative, technology-driven remarketing solutions. KAR Global's unique end-to-end platform supports whole car, salvage, financing, logistics and other ancillary and related services, including the sale of nearly 3.5 million units valued at over $40 billion through our auctions. Our integrated physical, online and mobile marketplaces reduce risk, improve transparency and streamline transactions for customers in more than 70 countries. Headquartered in Carmel, Indiana, KAR Global has approximately 15,000 employees across the United States, Canada, Mexico, U.K. and Europe. For more information go to www.KARglobal.com. For the latest KAR Global news, follow us on Twitter @KARSpeaks.

Forward Looking Statements
Certain statements contained in this release include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company’s Securities and Exchange Commission filings. The Company does not undertake any obligation to update any forward-looking statements.

KAR Auction Services, Inc.
Condensed Consolidated Statements of Income
(In millions) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Operating revenues
ADESA Auction Services	$613.6	$527.0	$1,845.7	$1,593.4
AFC	88.3	85.4	264.9	255.6
Total operating revenues	701.9	612.4	2,110.6	1,849.0

Operating expenses
Cost of services (exclusive of depreciation and amortization)	410.9	330.7	1,222.2	989.2
Selling, general and administrative	158.9	154.7	497.3	460.1
Depreciation and amortization	46.4	41.4	138.6	129.8
Total operating expenses	616.2	526.8	1,858.1	1,579.1

Operating profit	85.7	85.6	252.5	269.9

Interest expense	37.9	49.0	150.0	138.7
Other income, net	(2.0)	(3.0)	(5.2)	(3.8)
Loss on extinguishment of debt	2.2	—	2.2	—

Income from continuing operations before income taxes	47.6	39.6	105.5	135.0

Income taxes	13.2	8.7	28.4	32.5

Income from continuing operations	34.4	30.9	77.1	102.5
Income from discontinued operations, net of income taxes	0.9	46.6	91.6	158.2
Net income	$35.3	$77.5	$168.7	$260.7

Net income per share - basic
Income from continuing operations	$0.26	$0.23	$0.58	$0.76
Income from discontinued operations	0.01	0.35	0.69	1.18
Net income	$0.27	$0.58	$1.27	$1.94

Net income per share - diluted
Income from continuing operations	$0.26	$0.23	$0.58	$0.76
Income from discontinued operations	0.01	0.34	0.68	1.16
Net income	$0.27	$0.57	$1.26	$1.92

Dividends declared per common share	$0.19	$0.35	$0.89	$1.05

KAR Auction Services, Inc.
Condensed Consolidated Balance Sheets
(In millions) (Unaudited)

	September 30, 2019	December 31, 2018
Cash and cash equivalents	$508.6	$277.1
Restricted cash	23.3	27.6
Trade receivables, net of allowances	510.2	454.6
Finance receivables, net of allowances	2,095.6	2,000.8
Other current assets	120.0	100.6
Current assets, discontinued operations	—	453.5
Total current assets	3,257.7	3,314.2

Goodwill	1,810.3	1,676.9
Customer relationships, net of accumulated amortization	218.3	227.4
Operating lease right-of-use assets	366.4	—
Intangible and other assets	323.9	303.4
Non-current assets, discontinued operations	—	1,053.3
Property and equipment, net of accumulated depreciation	603.1	631.0
Total assets	$6,579.7	$7,206.2

Current liabilities, excluding obligations collateralized by finance receivables and current maturities of debt	$1,060.8	$952.0
Obligations collateralized by finance receivables	1,428.4	1,445.3
Current maturities of debt	27.0	13.1
Current liabilities, discontinued operations	—	214.4
Total current liabilities	2,516.2	2,624.8

Long-term debt	1,863.0	2,654.3
Operating lease liabilities	361.1	—
Other non-current liabilities	203.6	196.9
Non-current liabilities, discontinued operations	—	266.0
Stockholders’ equity	1,635.8	1,464.2
Total liabilities and stockholders’ equity	$6,579.7	$7,206.2

KAR Auction Services, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Nine Months Ended September 30,
	2019	2018
Operating activities
Net income	$168.7	$260.7
Net income from discontinued operations	(91.6)	(158.2)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	138.6	129.8
Provision for credit losses	28.9	25.6
Deferred income taxes	2.5	(0.1)
Amortization of debt issuance costs	9.6	8.0
Stock-based compensation	14.6	15.3
Loss (gain) on disposal of fixed assets	0.1	(0.1)
Loss on extinguishment of debt	2.2	—
Other non-cash, net	7.8	(2.6)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables and other assets	(41.3)	(158.3)
Accounts payable and accrued expenses	51.0	206.8
Net cash provided by operating activities - continuing operations	291.1	326.9
Net cash provided by operating activities - discontinued operations	156.7	238.2
Investing activities
Net increase in finance receivables held for investment	(119.0)	(90.2)
Acquisition of businesses (net of cash acquired)	(120.7)	(23.3)
Purchases of property, equipment and computer software	(127.6)	(82.7)
Net cash used by investing activities - continuing operations	(367.3)	(196.2)
Net cash used by investing activities - discontinued operations	(37.4)	(37.9)
Financing activities
Net increase in book overdrafts	9.2	8.5
Net increase in borrowings from lines of credit	17.5	—
Net (decrease) increase in obligations collateralized by finance receivables	(25.0)	6.0
Proceeds from long term debt	947.6	—
Payments for debt issuance costs/amendments	(13.7)	—
Payments on long-term debt	(1,746.6)	(8.0)
Payments on capital leases	(12.2)	(11.0)
Payments of contingent consideration and deferred acquisition costs	(0.5)	(7.4)
Issuance of common stock under stock plans	4.1	14.2
Tax withholding payments for vested RSUs	(10.5)	(10.1)
Repurchase and retirement of common stock	(119.7)	(50.0)
Dividends paid to stockholders	(139.8)	(141.2)
Cash transferred to IAA	(50.9)	—
Net cash used by financing activities - continuing operations	(1,140.5)	(199.0)
Net cash provided by (used by) financing activities - discontinued operations	1,317.6	(6.7)
Effect of exchange rate changes on cash	7.0	(4.9)
Net increase in cash, cash equivalents and restricted cash	227.2	120.4
Cash, cash equivalents and restricted cash at beginning of period	304.7	303.5
Cash, cash equivalents and restricted cash at end of period	$531.9	$423.9
Cash paid for interest, net of proceeds from interest rate caps	$120.0	$120.7
Cash paid for taxes, net of refunds - continuing operations	$27.8	$47.5
Cash paid for taxes, net of refunds - discontinued operations	$40.1	$49.4

KAR Auction Services, Inc.
Reconciliation of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per share as presented herein are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss) or any other performance measures derived in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company’s results period over period and for the other reasons set forth below.

EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA and Adjusted EBITDA to evaluate our performance.

Depreciation expense for property and equipment and amortization expense of capitalized internally developed software costs relate to ongoing capital expenditures; however, amortization expense associated with acquired intangible assets, such as customer relationships, software, tradenames and noncompete agreements are not representative of ongoing capital expenditures, but have a continuing effect on our reported results. Non-GAAP financial measures of operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per share, in the opinion of the company, provide comparability of the company's performance to other companies that may not have incurred these types of non-cash expenses or that report a similar measure. In addition, operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per share may include adjustments for certain other charges.

EBITDA, Adjusted EBITDA, operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per share have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.

The following table reconciles EBITDA and Adjusted EBITDA to net income for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions), (unaudited)	2019	2018	2019	2018

Net income	$35.3	$77.5	$168.7	$260.7
Less: Income from discontinued operations	(0.9)	(46.6)	(91.6)	(158.2)
Net income from continuing operations	34.4	30.9	77.1	102.5
Add back:
Income taxes	13.2	8.7	28.4	32.5
Interest expense, net of interest income	37.2	47.7	148.1	136.1
Depreciation and amortization	46.4	41.4	138.6	129.8
EBITDA	131.2	128.7	392.2	400.9
Non-cash stock-based compensation	4.5	5.8	15.1	15.9
Loss on extinguishment of debt	2.2	—	2.2	—
Acquisition related costs	2.7	1.5	10.3	5.2
Securitization interest	(13.3)	(12.9)	(41.9)	(37.0)
Severance	0.9	1.4	5.7	3.8
Foreign currency gains/losses	(0.4)	—	(1.0)	—
IAA allocated costs	—	1.4	2.3	3.9
Other	1.4	0.5	3.1	2.0
Total addbacks	(2.0)	(2.3)	(4.2)	(6.2)
Adjusted EBITDA	$129.2	$126.4	$388.0	$394.7

The following table reconciles operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per share to net income and net income per share for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts), (unaudited)	2019	2018	2019	2018

Net income	$35.3	$77.5	$168.7	$260.7
Less: income from discontinued operations	(0.9)	(46.6)	(91.6)	(158.2)
Net income from continuing operations	34.4	30.9	77.1	102.5
Acquired amortization expense	14.5	13.9	43.9	49.6
IAA allocated costs	—	1.4	2.3	3.9
Acceleration of debt issuance costs	—	—	1.8	—
Loss on extinguishment of debt	2.2	—	2.2	—
Income taxes (1)	(4.6)	(3.4)	(13.5)	(12.9)
Operating adjusted net income from continuing operations	$46.5	$42.8	$113.8	$143.1

Net income from continuing operations per share - diluted	$0.26	$0.23	$0.58	$0.76
Acquired amortization expense	0.11	0.10	0.33	0.36
IAA allocated costs	—	0.01	0.02	0.03
Acceleration of debt issuance costs	—	—	0.01	—
Loss on extinguishment of debt	0.02	—	0.02	—
Income taxes	(0.04)	(0.02)	(0.11)	(0.10)
Operating adjusted net income from continuing operations per share - diluted	$0.35	$0.32	$0.85	$1.05

Weighted average diluted shares	132.4	135.6	133.8	135.7

(1)The effective tax rate at the end of each period presented was used to determine the amount of income tax on the adjustments to net income.

The following table reconciles EBITDA and Adjusted EBITDA to net income from continuing operations for the 2019 guidance presented:

	2019 Outlook
(in millions), (unaudited)	Low	High

Net income from continuing operations	$101.8	$115.8
Add back:
Income tax expense	39.0	45.0
Interest expense, net of interest income	187.0	187.0
Depreciation and amortization	185.0	185.0
EBITDA	512.8	532.8
Total addbacks, net	(2.8)	(2.8)
Adjusted EBITDA	$510.0	$530.0

The following table reconciles operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per share to net income from continuing operations and net income from continuing operations per share for the 2019 guidance presented:

	2019 Outlook
(in millions, except per share amounts), (unaudited)	Low	High

Net income from continuing operations	$101.8	$115.8
Acquired amortization expense	58.3	58.3
IAA allocated costs	2.3	2.3
Acceleration of debt issuance costs	1.8	1.8
Loss on extinguishment of debt	2.2	2.2
Income taxes	(18.1)	(18.1)
Operating adjusted net income from continuing operations	$148.3	$162.3

Net income from continuing operations per share – diluted	$0.77	$0.87
Acquired amortization expense	0.44	0.44
IAA allocated costs	0.02	0.02
Acceleration of debt issuance costs	0.01	0.01
Loss on extinguishment of debt	0.02	0.02
Income taxes	(0.14)	(0.14)
Operating adjusted net income from continuing operations per share – diluted	$1.12	$1.22

Weighted average diluted shares	133	133